UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 5, 2009

UNITED MINES, INC.
(Exact name of registrant as specified in its charter)

Arizona (State or other jurisdiction of incorporation)	000-53727 (Commission File Number)	83-0452269 (I.R.S. Employer Identification No.)

11924 N. Centaurus Place Oro Valley, AZ 85737 (Address of principal executive offices) (zip code)

(520) 742-3111 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Corporate Governance and Management

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 5, 2009, Donald J. Steinberg resigned as our Chief Financial Officer, Chief Accounting Officer, and as a member of our Board of Directors.  Robert Leitzman, our Vice President and a member of our Board of Directors, was appointed as our Chief Financial Officer and Chief Accounting Officer effective as of the same date.

Effective August 5, 2009, Roger McCaslin was appointed as a member of our Board of Directors to fill the vacancy left upon the death of Glynn G. Burkhardt and will serve out Mr. Burkhardt’s term.

Mr. McCaslin is currently employed at the Greenhorn Creek Guest Ranch in Quincy, California, and the Tanque Verde Guest Ranch in Tucson, Arizona, where he has worked since 2002, overseeing  guests, employees and livestock. Mr. McCaslin was Facility Manager at Cobre Valley Mineral Recovery from 1997 to 2004, where he was in charge of equipment, maintenance, operations, surface and sub-surface testing, as well as spectrographic equipment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2009	United Mines, Inc.,
an Arizona corporation

/s/ Glenn E. Martin
	By:	Glenn E. Martin
	Its:	President and Chairman of the Board